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                                                                      Exhibit 5


November 17, 2000



Active Voice Corporation
Suite 500
2901 Third Avenue
Seattle, Washington  98121

RE:    FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

We have acted as counsel to Active Voice Corporation (the "Company") in connection with the preparation of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which the Company will file with the Securities and Exchange Commission with respect to (a) an aggregate of 950,000 shares of Common Stock of the Company (the "Employee Plan Shares") issuable upon exercise of options granted or to be granted under the Company's 2000 Stock Option Plan (the "Employee Plan"), and (b) an aggregate of 170,000 shares of Common Stock of the Company (the "Director Plan Shares") issuable upon exercise of options granted or to be granted under the Company's 2000 Director Stock Option Plan (the "Director Plan"). In this opinion, the Employee Plan Shares and the Director Plan Shares will be referred to collectively as the "Shares," and the Employee Plan and the Director Plan will be referred to collectively as the "Plans."

We have examined the Registration Statement and such other documents and records as we have deemed relevant and necessary for the purpose of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the Shares issuable under the Plans will, upon due execution by the Company and the registration by its registrar of the certificates for the Shares and issuance thereof by the Company and receipt by the Company of the consideration therefor in accordance with the terms of the respective Plans, be validly issued, fully paid and nonassessable.


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Active Voice Corporation
November 17, 2000
Page 2



We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Frank C. Woodruff

Frank C. Woodruff
         of
RIDDELL WILLIAMS P.S.